UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2006
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)
(305) 579-8000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As previously disclosed, effective April 1, 2006, J. Bryant Kirkland III, 40, became Chief Financial Officer and Treasurer of Vector Group Ltd. (the “Company”). He will continue to serve as a Vice President of the Company. Mr. Kirkland succeeded Joselynn D. Van Siclen, 65, who retired as Chief Financial Officer as of that date and will leave the Company’s employment on or before June 30, 2006.
     Mr. Kirkland has served as a Vice President of the Company since January 2001 and served as Vice President and Chief Financial Officer of New Valley Corporation, an affiliate of the Company, from January 1998 to December 2005. He has served since November 1994 in various financial capacities with the Company and New Valley. Mr. Kirkland has served as Vice President and Chief Financial Officer of CDSI Holdings Inc., an affiliate of the Company, since January 1998 and as a director of CDSI Holdings Inc. since November 1998.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

Date: April 3, 2006

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